Supplemental Agreement

Party A: Suzhou Haier Information Technology Co., Ltd.
Address: 702B, South ChuangPai Building, Haier Industrial Park, No. 1, Haier Road, Qingdao
Tel: 0532-88937818
Fax: 0532-88937826
E-mail:

Party B: Guangzhou Heli Information Technology Co., Ltd.
Add: Room 1118, East Tower, Time Squire, No. 30, Tianhe North Road, Guangzhou
Tel: 020-22646876
Fax: 020-22646868
E-mail:

Party A and Party B signed “Distributor Agreement” on 8th April 2008, according to "The People's Republic of China Contract Law" and other relevant legal provisions, for distribution of Haier brand multimedia speakers, mini-combination speakers, and home theater products. Hereby both parties enter into this supplemental agreement for the Distributor Agreement, and agree on the following terms:

1.

After repeated consulations, the two parties agree to make supplemental terms in inventory issue to the distributor agreement: After delivering the goods to Party B’s warehouse, Party A will not assume any responsibility for storage safeguard of the goods; Party B will undertake all security responsibilities for the goods in its warehouse.

2.

The two parties agree that Party B assumes all responsibilities of goods sales, that is the goods sales risk will transfer with the goods delivery. Once the goods have been delivered to Party B, Party B will take on the sales of the goods, and Party A will not assume the risk of return of goods.

3.	Adopted by consensus, Party A permits t Party B to modify the products according to customers’ requirements.

4.

Based on the principle of right in line with obligations, the two parties make amendments of No.9 term in Section 3 of the distributor agreement: the product sale prices will be totally decided by Party B, and Party A will not interfere any longer.

5.	Outstanding issues for a separate agreement.

6.	This supplemental agreement is reached by a consensus through full negotiations by the two parties on a basis of equality and willingness. It takes effect from the date of signature by both parties.

7.	This supplemental agreement is in duplicate, and each party holds one.

/s/ Party A	/s/ Party B
Date: 2010-05-28	Date: 2010-05-28